UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION



                             Washington, D.C. 20549



                                   F O R M 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                 Date of Report
                                  July 16, 2003


                          Abraxas Petroleum Corporation
             (Exact name of registrant as specified in its charter)


                                     Nevada
                 (State of other jurisdiction of incorporation)





0-19118                                                 74-2584033
(Commission File Number)                (I.R.S. Employer Identification Number)




                        500 N. Loop 1604 East, Suite 100
                            San Antonio, Texas 78232
                    (Address of principal executive offices)

                         Registrant's telephone number,
                              including area code:
                                  210-490-4788

Item 9. REGULATION FD DISCLOSURE

See attached Press Release



The following exhibits are filed as part of this report:

NUMBER                                                  DOCUMENT

99.1                                        Press release dated July 15, 2003

                                   SIGNATURES


         Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          ABRAXAS PETROLEUM CORPORATION



                             By:      __/s/Chris Williford__________
                                      Chris Williford
                                      Executive Vice President, Chief Financial
                                      Officer and Treasurer


Dated:    July 16, 2003

                                                                   Exhibit 99.1

                                  NEWS RELEASE

               Abraxas Updates Drilling and Completion Activities
                         in the United States and Canada

SAN ANTONIO, TX (July 15, 2003) - Abraxas Petroleum Corporation ("Abraxas") (AMEX:ABP) announces the following drilling and completion activities in the United States and in Canada, through its wholly-owned Canadian subsidiary, Grey Wolf Exploration Inc. ("Grey Wolf"), since first-quarter 2003.

                                     Canada
In the Peace River Arch area of western Alberta, Grey Wolf successfully completed a well drilled during the first quarter which is currently producing
1.2 MMcfepd. Two wells were drilled during the second quarter. One well has casing set and is awaiting completion. The other well is currently drilling below 4,300 feet. Grey Wolf operates and owns a 100% working interest in these three wells. Grey Wolf plans to drill one additional 100% owned well prior to year-end and will have a carried working interest in several additional wells to be drilled prior to year-end under a farmout agreement with PrimeWest Energy, Inc.

In the Ladyfern area of northeastern British Columbia, current combined gross production is approximately 7.5 MMcfpd from three wells with a 16.7% working interest. Grey Wolf is adding compression to reduce the line pressure, currently 1200 psi, to approximately 450 psi to increase production from these wells.

In the Caroline area of southwestern Alberta, a well was drilled and logged during the second quarter pursuant to a farmout agreement with PrimeWest Energy, Inc. and is awaiting completion. Grey Wolf will have a carried working interest in several additional wells to be drilled prior to year-end under the same farmout agreement with PrimeWest Energy, Inc.

                                  United States
In west Texas, under a joint participation agreement with EOG Resources ("EOG") (NYSE:EOG), the sixth horizontal well in the Montoya formation was completed with an initial rate of 16 MMcfepd. The well is currently producing 8 MMcfepd with Abraxas holding a 20% working interest. This initial production decline is typical of other wells drilled under this agreement. Abraxas has an approximate 12% working interest in a seventh well that EOG spudded and is currently drilling below 11,000 feet.

Also in west Texas, Abraxas is drilling a 17,000 foot vertical well in the ROC field to evaluate the Devonian and Ellenburger formations. The Company has a 37.5% working interest in the well, which is currently drilling below 14,100 feet with the Devonian objective behind pipe. Operations have commenced in the 100% owned S. W. Oates field to drill a horizontal lateral in an existing wellbore in the Devonian formation. Both of these wells are expected to be at total depth within the next 30 days.

In the Brooks Draw area in eastern Wyoming, a 100% owned vertical well is being permitted for drilling this fall to test five formations identified with 3-D seismic. The Company is currently producing from two of these formations in offsetting wells in the same area.

Abraxas Petroleum Corporation is a San Antonio-based crude oil and natural gas exploitation and production company. The Company operates in Texas, Wyoming and western Canada.

Safe Harbor for forward-looking statement: Statements in this release looking forward in time involve known and unknown risks and uncertainties, which may cause the Company's actual results in future periods to be materially different from any future performance suggested in this release. Such factors may include, but may not be necessarily limited to, changes in the prices received by the Company for crude oil and natural gas. In addition, the Company's future crude oil and natural gas production is highly dependent upon the Company's level of success in acquiring or finding additional reserves. Further, the Company operates in an industry sector where the value of securities is highly volatile and may be influenced by economic and other factors beyond the Company's control. In the context of forward-looking information provided for in this release, reference is made to the discussion of risk factors detailed in the Company's filing with the Securities and Exchange Commission during the past 12 months.

FOR MORE INFORMATION CONTACT:
Janice Herndon/Manager Corp. Communications
Telephone 210.490.4788
jherndon@abraxaspetroleum.com
www.abraxaspetroleum.com